Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation in this Form S-1 of our report dated March 23, 2023, relating to the financial statements of OneMedNet Corporation as of December 31, 2022 and 2021 and to all references to our firm included in this registration statement.

BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

December 15, 2023